Exhibit 99.1

Media Relations Contact:
Brian Ziel (831.439.5429)
Press Release	brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER
2010 FINANCIAL RESULTS

-  Quarterly revenue of $3 billion, net income of $533 million and record unit shipments of 49.9 million

SCOTTS VALLEY, CA – January 20, 2010 – Seagate Technology (NASDAQ: STX) today reported financial results for the quarter ended January 1, 2010 of 49.9 million disk drive unit shipments, revenue of $3.03 billion, gross margin of 30.5%, net income of $533 million and diluted earnings per share of $1.03. The financial results for the quarter include $10 million of purchased intangibles amortization expense or approximately $0.02 per diluted share.

For the six months ended January 1, 2010 the company reported 96.2 million disk drive unit shipments, revenue of $5.69 billion, gross margin of 27.7%, net income of $712 million and diluted earnings per share of $1.38. The financial results for the six months ended January 1, 2010 include $20 million of purchased intangibles amortization expense, $46 million of restructuring costs and a write down of long-lived assets of $64 million. The aggregate impact of these expense items is $130 million or approximately $0.25 per diluted share.

“Our strong financial performance in the December quarter was the result of our ongoing progress in driving operational efficiencies, our leadership position in high capacity, high performance products, an improved product mix and the overall strength of demand for digital storage,” said Steve Luczo, Seagate CEO.

Additional information relating to the financial results for the fiscal second quarter of 2010 can be found online at seagate.com.

Conference Call

Seagate will hold a conference call to review the second quarter results at 2:00 p.m. Pacific Time today. During today’s conference call, the company will provide an outlook for its third fiscal quarter of 2010, including key underlying assumptions.

The conference call can be accessed online at seagate.com or by phone as follows:

USA: (800) 713-8562

International: (617) 597-5310

Participant Passcode: 79349419

Replay

A replay will be available beginning today at 6:00 p.m. Pacific Time. The replay can be accessed from seagate.com.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Company’s future operating and financial performance in the March 2010 quarter, and thereafter, and include statements regarding expected revenue, gross margin, customer demand for disk drives and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, the present global economic environment conditions may pose a risk to the Company’s operating and financial performance as consumers and businesses defer purchases in response to financial conditions. Such risks and uncertainties also include the impact of the variable demand, particularly in view of current business and economic conditions; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the Company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 19, 2009 and in the Company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on November 4, 2009, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

# # #

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 1, 2010	July 3, 2009 (a)
ASSETS
Cash and cash equivalents	$1,891	$1,427
Short-term investments	201	114
Restricted cash and investments	118	508
Accounts receivable, net	1,333	1,033
Inventories	645	587
Deferred income taxes	99	97
Other current assets	594	528
Total Current Assets	4,881	4,294
Property, equipment and leasehold improvements, net	1,983	2,229
Deferred income taxes	364	372
Other assets, net	160	192
Total Assets	$7,388	$7,087

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term borrowings	$15	$350
Accounts payable	1,810	1,573
Accrued employee compensation	207	144
Accrued warranty	200	213
Accrued expenses	467	483
Accrued income taxes	13	10
Current portion of long-term debt	81	421
Total Current Liabilities	2,793	3,194
Long-term accrued warranty	201	224
Long-term accrued income taxes	63	69
Other non-current liabilities	101	120
Long-term debt, less current portion	1,895	1,926
Total Liabilities	5,053	5,533

Shareholders’ Equity	2,335	1,554
Total Liabilities and Shareholders’ Equity	$7,388	$7,087

(a)          As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	January 1, 2010	January 2, 2009 (a)	January 1, 2010	January 2, 2009 (a)

Revenue	$3,027	$2,270	$5,690	$5,302
Cost of revenue	2,104	1,954	4,114	4,460
Product development	227	235	434	495
Marketing and administrative	110	142	217	290
Amortization of intangibles	8	14	16	28
Restructuring and other, net	—	78	46	101
Impairment of goodwill and other long-lived assets	—	2,320	64	2,320
Total operating expenses	2,449	4,743	4,891	7,694
Income (loss) from operations	578	(2,473)	799	(2,392)

Interest income	1	5	2	12
Interest expense	(41)	(32)	(87)	(65)
Other, net	(11)	(8)	(7)	(22)
Other income (expense), net	(51)	(35)	(92)	(75)
Income (loss) before income taxes	527	(2,508)	707	(2,467)
Provision for (benefit from) income taxes	(6)	316	(5)	300
Net income (loss)	$533	$(2,824)	$712	$(2,767)
Net income (loss) per share:
Basic	$1.07	$(5.80)	$1.43	$(5.69)
Diluted	1.03	(5.80)	1.38	(5.69)
Number of shares used in per share calculations:
Basic	498	487	496	486
Diluted	520	487	518	486

(a)          As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Six Months Ended
	January 1, 2010	January 2, 2009 (a)
OPERATING ACTIVITIES
Net income (loss)	$712	$(2,767)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	396	481
Stock-based compensation	25	53
Impairment of goodwill and other long-lived assets	64	2,320
Deferred income taxes	6	305
Other non-cash operating activities, net	22	(8)
Changes in operating assets and liabilities:
Accounts receivable	(300)	368
Inventories	(58)	149
Accounts payable	229	(282)
Accrued employee compensation	63	(284)
Accrued expenses and warranty	(90)	(105)
Other assets and liabilities	(38)	162
Net cash provided by (used in) operating activities	1,031	392
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(192)	(494)
Purchases of short-term investments	(190)	(116)
Maturities and sales of short-term investments	101	120
Decrease in restricted cash and investments	11	—
Proceeds from sale of investment in equity securities	—	11
Other investing activities, net	(3)	4
Net cash provided by (used in) investing activities	(273)	(475)
FINANCING ACTIVITIES
Proceeds from short-term borrowings	15	350
Repayment of short-term borrowings	(350)	—
Repayment of long-term debt	(380)	(15)
Decrease in restricted cash and investments	379	—
Proceeds from exercise of employee stock options and employee stock purchase plan	42	36
Dividends to shareholders	—	(117)
Net cash provided by (used in) financing activities	(294)	254
Increase (decrease) in cash and cash equivalents	464	171
Cash and cash equivalents at the beginning of the period	1,427	990
Cash and cash equivalents at the end of the period	$1,891	$1,161

(a)          As adjusted due to changes to the accounting for convertible debt instruments implemented in the first quarter of fiscal year 2010.